EXHIBIT A

SOMERSET HILLS BANCORP

Nonstatutory Stock Option Agreement
Granted Under 2007 Equity Incentive Plan

1.           Grant of Option.

This agreement evidences the grant by Somerset Hills Bancorp, a New Jersey corporation (the “Company”), on            , 200[ ] (the “Grant Date”) to [                  ], an [employee], [consultant], [director] of the Company (the “Participant”), of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s 2007 Equity Incentive Plan (the “Plan”), a total of [                  ] shares (the “Shares”) of common stock, without par value per share, of the Company (“Common Stock”) at $[          ] per Share.  Unless earlier terminated, this option shall expire at 5:00 p.m., Eastern time, on [_______] (the “Final Exercise Date”).

It is intended that the option evidenced by this agreement shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”).  Except as otherwise indicated by the context, the term “Participant”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms. Defined terms used herein and not otherwise defined shall have the meanings ascribed to them under the Plan, which is incorporated into and made a part of this Agreement.

2.           Vesting Schedule.

This option will become exercisable (“vest”) as follows:

DATE	NUMBER OF SHARES

Notwithstanding the foregoing, upon the occurrence of a Change In Control Event, this option shall immediately become exercisable for all Shares listed under Section 1.

The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.

3.           Exercise of Option.

(a)           Form of Exercise.  Each election to exercise this option shall be in writing in the form attached hereto as Exhibit A, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, and payment in full in the manner provided in the Plan.  The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share.

(b)           Continuous Relationship with the Company Required.  Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee or officer or director of, or consultant or advisor to, the Company or any other entity the employees, officers, directors, consultants, or advisors of which are eligible to receive option grants under the Plan (an “Eligible Participant”).

(c)           Termination of Relationship with the Company.  If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise Date), providedthat this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation.  Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon written notice to the Participant from the Company describing such violation.

(d)           Exercise Period Upon Death or Disability.  If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for “cause” as specified in paragraph (e) below, this option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), providedthat this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date.

(e)           Discharge for Cause.  If the Participant, prior to the Final Exercise Date, is discharged by the Company for “cause” (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such discharge.  “Cause” shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive.

4.           Withholding.

No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

5.           Nontransferability of Option.

An Option granted hereunder may only be transferred or assigned by a Participant to an (i) immediate family member, (ii) a trust, benefit plan or similar arrangement established for the benefit of a Participant or one or more immediate family members, or (iii) to a limited liability company, partnership, limited partnership or similar entity consisting of, at the time of transfer or assignment, the Participant and one or more immediate family members.  For purposes of this provision, the term "immediate family member" means a Participant's spouse, parents, children (whether biological, by adoption or by marriage) grandchildren and great grandchildren.  Except as permitted under this Section 5, and except for transfers undertaken pursuant to will or by the laws of decent and distribution, Options granted hereunder shall not be transferable or assignable.

Provisions of the Plan.

This option is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this option.

IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer.  This option shall take effect as a sealed instrument.

SOMERSET HILLS BANCORP
Dated: ________________	By:
Name:
Title:

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof.  The undersigned hereby acknowledges receipt of a copy of the Company’s 2007 Equity Incentive Plan.

PARTICIPANT:

Address:

EXHIBIT A

NOTICE OF STOCK OPTION EXERCISE

Date: _____

_____________________
_____________________
_____________________

Attention:  Treasurer

Dear Sir or Madam:

I am the holder of a Stock Option granted to me under the Somerset Hills Bancorp (the “Company”) 2007 Equity Incentive Plan on _________ for the purchase of __________ shares of Common Stock of the Company at a purchase price of $__________ per share.

I hereby exercise my option to purchase _________ shares of Common Stock (the “Shares”), for which I have enclosed__________in the amount of ________.  Please register my stock certificate as follows:

Name(s):

Address:
Tax I.D. #:

Very truly yours,
_____________________________
(Signature)